Exhibit 10.2
                       (Priority One Acquisition Contract)


                      PLAN AND AGREEMENT OF REORGANIZATION
                                      under
                   SECTION 368(b) of the Internal Revenue Code

THIS AGREEMENT has been made and entered into this 9th day of April, 1999 (Closing Date), and is by and between, on the first part, CBQ, Inc., a publicly held and traded Colorado corporation (CBQI), and, on the second part, Priority One Electronic Commerce Corporation, a privately held Pennsylvania corporation (POECC), and the shareholders of POECC (collectively, the Shareholders). The following premises are an integral part of this agreement.

1. The Shareholders currently own all of the outstanding proprietary interest of POECC (POECC Shares).

2. The Shareholders desire to sell, transfer and convey the POECC Shares to CBQI solely in exchange for 900,000 restricted common shares of CBQI (CBQI Shares).

3. CBQI desires to acquire the POECC Shares solely in exchange for the CBQI Shares.

4. CBQI, POECC and the Shareholders desire to effect the foregoing conveyances and transfers of the CBQI and POECC Shares on a tax free basis pursuant to the provisions of Section 368(b) of the Internal Revenue Code (IRC).

THE PARTIES, THEREFORE, hereby adopt this plan and reorganization agreement (Agreement) under the IRC and agree as follows:


                                    ARTICLE I
   TRANSFER AND CONVEYANCE OF THE CBQI AND POECC SHARES; CONSULTING AGREEMENT

1.1 Transfer and Conveyance of Shares. Subject to all of the terms, conditions, representations, warranties and covenants set forth herein, the Shareholders hereby sell, transfer and convey (without reservation and free and clear from all encumbrances) to CBQI the POECC Shares and CBQI hereby sells, transfers and conveys (without reservation and free and clear from all encumbrances) to the Shareholders the CBQI Shares.

1.2 Consulting Agreement of Mr. Lieberman. Mr. Sidney Lieberman has agreed to serve CBQI as a consultant in exchange for an option to acquire 100,000 shares of the common stock of CBQI at the market price therefor on the date of this agreement, the market price being agreed as $3.00 per share. The common shares which CBQI shall issue to Mr. Lieberman upon exercise of his option, in whole or in part and from time to time and at any time, shall be forthwith registered by CBQI under the Securities Act of 1933, as amended, using Form S 8.

                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1. Representations, Warranties and Covenants of CBQI. CBQI represents and warrants to the Shareholders, jointly and severally, as of the Closing Date as follows: (a) All necessary action has been taken to make this Agreement a legal, valid and binding obligation of CBQI enforceable in accordance with its terms and conditions.

(b) The execution and delivery of this Agreement and the performance by CBQI of its obligations hereunder will not result in any material breach or violation of or material default under any material agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law, rule, regulation, statute, order or decree of any kind, to which CBQI or any of its affiliates is a party or by which they or any of their property is or may be or become subject, nor in the violation of the articles or bylaws governing the conduct of CBQI.

(c) CBQI has delivered to POECC and the Shareholders its: (1) annual reports on Form 10 KSB for the years ended December 31, 1997, and December 31, 1998; (2) quarterly reports on Form 10 QSB for the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998, and (3) periodic report on Form 8 KSB dated November 19, 1998 (as well as the amendment thereto), all of which were true and correct as of the date of filing and remain true and correct in all material respects as of the date hereof. CBQI has made no further filings under the Securities Exchange Act of 1934, as amended, since its filing on Form 10 KSB dated December 31, 1998. CBQI has also provided to POECC and the Shareholders full access to any and all information they desired concerning the business and operations of CBQI, and CBQI has made available to POECC and the Shareholders such personnel as have been requested to answer any and all questions which POECC and the Shareholders may have had concerning their investment in CBQI.

(d) CBQI shall continue to file for so long as the CBQI Shares are restricted securities under Rule 144 of the Securities Act such reports as are required from time to time of CBQI under the Securities Exchange Act of 1934, as amended, so as to allow for the sale of the CBQI Shares by the Shareholders under said Rule 144.

(e) The CBQI Shares have each been validly issued and are fully paid for and nonassessable.

(f) The CBQI Shares are not and shall not be or become subject to any lien, encumbrance, security interest or financing statement whatsoever. Further, the CBQI Shares are not the subject of any other agreement in regards thereof.

(g) CBQI has delivered an opinion of its counsel to the effect that the CBQI Shares have been validly issued and are fully paid for and nonassessable.

(h) CBQI since the date of those reports filed as specified in paragraph 2.1(c) of this Agreement has not suffered any material and adverse change in its financial condition, working capital, assets, liabilities, reserves, business, operations or prospects.

(i) There is no legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or threatened against or involving CBQI, or which questions or challenges the validity of this Agreement, or any action to be taken by CBQI pursuant to this Agreement or in connection with the transactions contemplated hereby, and CBQI does not know or have any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation. CBQI is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

(j) No representations or warranties by CBQI in this Agreement and no statement contained in any document (including, without limitation, those which may be attached hereto), certificate, or other writing furnished by CBQI to POECC or the Shareholders pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; further, there are no facts known to CBQI which (either individually or in the aggregate) could or would materially and adversely affect or involve any substantial possibility of having a material, adverse effect upon the condition (financial or otherwise), results of operations, assets, liabilities or businesses of CBQI which have not been disclosed in this Agreement.

(k) CBQI specifically acknowledges and represents that the closing hereunder was, in effect, simultaneously completed on the effective date hereof.

2.2 Representations, Warranties and Covenants of POECC and the Shareholders. POECC and the Shareholders each hereby represents and warrants, jointly and severally, to CBQI as of the Closing Date as follows:

(a) All necessary action has been taken to make this Agreement a legal, valid and binding obligations of POECC and the Shareholders enforceable in accordance with its terms and conditions.

(b) The execution and delivery of this Agreement and the performance by POECC and the Shareholders of their respective obligations hereunder will not result in any material breach or violation of or material default under any material agreement, indenture, lease, license, mortgage, instrument, or understanding, nor result in any violation of any law, rule, regulation, statute, order or decree of any kind, to which either POECC and/or the Shareholders or any of their respective affiliates is a party or by which they or any of them or any of their property is or may be or become subject, nor in the violation of the articles or bylaws governing the conduct of either POECC or the Shareholders.

(c) POECC and the Shareholders have delivered to CBQI compiled financial statements of POECC as of and for the period ended December 31, 1997, a copy of which is attached to this Agreement. POECC shall subsequently forthwith deliver compiled financial statements as of and for the period ended December 31, 1998. The foregoing POECC financial statements shall be prepared, if they have not already been so, in order to provide, at a minimum, (1) balance sheets dated as of December 31, 1997, and December 31, 1998; (2) statements of operations for the one year periods ended December 31, 1996, December 31, 1997, and December 31, 1998; (3) statements of cash flows for the one year periods ended December 31, 1996, December 31, 1997, and December 31, 1998; and (4) a statement of stockholders' equity from inception through December 31, 1998. The POECC financial statements attached to this Agreement and which shall be subsequently delivered (1) are and will be true, accurate and complete; (2) have been and will be prepared from all relevant books and records pertaining to POECC; (3) have been or will be prepared in accordance with Generally Accepted Accounting Principles applied on a consistent basis; and (4) have been or will be prepared in accordance with Regulation S X under the general rules and regulations promulgated by the Securities and Exchange Commission pursuant to the authority granted this governmental agency under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The POECC financial statements undertaken by POECC and the Shareholders to be delivered in accordance with this Agreement shall be subsequently submitted by the Company to an audit by the independent auditing firm of the Company. These financial statements are capable of being audited, no material and adverse changes shall occur as a result of any adjustments provided by said auditor and the opinion for these financial statements shall not be qualified in any respect.

The foregoing financial statements will show that POECC has no liabilities of any kind whatsoever, other than those liabilities which have been satisfied as of the Closing Date and those obligations to Shareholders, including Mr. Lieberman and/or his affiliates, which have been satisfied as of the Closing Date. POECC has acquired, as of the Closing Date and free and clear of all liens, obligations, rights and other commitments, common shares in CITX, Inc., which aggregate 10% of the outstanding common shares of CITX. Further, as of the Closing Date, POECC has no debt obligation for borrowed money, including guarantees of or agreements to acquire any such debt obligation of others and POECC has no outstanding loan to any person.

POECC has not suffered, since December 31, 1997, and to the Closing Date, any material and adverse change in its financial condition, working capital, assets, liabilities, reserves, business, operations or prospects.

(d) POECC has no employment agreement with any officer, employee or agent. POECC is not restricted by agreement from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any person. POECC has no obligation or liability as guarantor, surety, co signor, endorser, co maker, indemnitor or otherwise in respect of the obligation of any other person. POECC is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person. POECC is not a party to any agreement, contract, commitment or loan to which any of its officers or directors or any affiliate of POECC or its officers and directors is a party.

(e) POECC has delivered an accurate and complete list of all leases pursuant to which POECC leases any real or personal property. POECC has also delivered an accurate and complete list of all licenses pursuant to which POECC licenses or has acquired the right to use any software or other intangible property. All such leases and licenses are valid, binding and enforceable in accordance with their terms, and are in full force and effect. There are no existing defaults by POECC or any other party under these leases, and no event of default has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder. Any consents under these leases or licenses have been acquired.

(f) POECC has delivered a list of the customers of POECC showing the approximate total sales by POECC to each customer during the fiscal year ended December 31, 1988. There has been no adverse change in the business relationship of POECC with any customer which is material to the consolidated financial condition or operations of Target.

(g) POECC has duly filed all federal, state and local tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local and foreign taxing authorities. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local, or foreign tax return or report for any period.

(h) All accounts receivable of POECC represent sales actually made in the ordinary course of business, and are current and collectible.

(i) There is no legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation pending or threatened against or involving POECC, or which questions or challenges the validity of this Agreement, or any action to be taken by POECC pursuant to this Agreement or in connection with the transactions contemplated hereby, and POECC does not know or have any reason to know of any valid basis for any such legal, administrative, arbitration or other proceeding, claim or action of any nature or investigation. POECC is not subject to any judgment, order or decree entered in any lawsuit or proceeding which has an adverse effect on its business practices or on its ability to acquire any property or conduct its business in any area.

(j) The POECC Shares have each been validly issued and are fully paid for and nonassessable.

(k) The POECC Shares are not and shall not be or become subject to any lien, encumbrance, security interest or financing statement whatsoever. Further, the POECC Shares are not the subject of any other agreement in regards thereof.

(l) The POECC Shares represent 100% of the outstanding proprietary interest of POECC, and there are no outstanding commitments (direct or indirect) which would cause the issuance or transfer out of treasury of any additional proprietary interest of POECC, whether common stock, preferred stock or debt.

(m) The Shareholders and POECC have provided to CBQI full access to any and all information it desired concerning the business and operations of the Shareholders and/or POECC, and the Shareholders and POECC have made available to CBQI such personnel as has been requested to answer any and all questions which CBQI may have had concerning its investment in POECC.

(n) CBQI has delivered an opinion of its counsel to the effect that the CBQI Shares have been validly issued and are fully paid for and nonassessable.

(o) No representations or warranties by POECC in this Agreement and no statement contained in any document (including, without limitation, financial statements), certificate, or other writing furnished by POECC or the Shareholders to CBQI pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; further, there are no facts known to POECC which (either individually or in the aggregate) could or would materially and adversely affect or involve any substantial possibility of having a material, adverse effect upon the condition (financial or otherwise), results of operations, assets, liabilities or businesses of POECC which have not been disclosed in this Agreement.

(p) POECC and the Shareholders each specifically acknowledge and represent that the closing hereunder was, in effect, simultaneously completed on the effective date hereof.

2.3 Understandings of the Shareholders. The Shareholders acknowledge, understand and agree that:

(a) The certificate representing the CBQI Shares will bear a legend restricting its transfer under Rule 144 of the Securities Act of 1933, as amended, and will be issued solely in the name of the Shareholders.

(b) The CBQI Shares have not been registered under the Securities Act of 1933, as amended, or any applicable state law (collectively, the Securities Act); further, the CBQI Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act; further, CBQI has no obligation, and does not intend, to cause the CBQI Shares to be registered under the Securities Act, or to comply with any exemption under the Securities Act that would permit a sale or sales of all or any portion of the CBQI Shares; further, the legal consequences of the foregoing mean that the Shareholders must bear the economic risk of the investment in the CBQI Shares for an indefinite period of time; and, further, if the Shareholders desire to sell or transfer all or any part of the CBQI Shares within the restricted period, CBQI may require the Shareholders' counsel to provide a legal opinion that the transfer may be made without registration under the Securities Act.

(c) No federal or state agency has made any findings or determination as to the fairness of an investment in CBQI, or any recommendation or endorsement of this investment.

(d) There is presently only an extremely limited market for the CBQI Shares and no market may exist in the future for any sale or sales of all or any portion thereof.

(e) Their commitments to investments that are not readily marketable are not disproportionate to their net worth, and their investment in the CBQI Shares will not cause such overall commitment to become excessive.

(f) They have the financial ability to bear the economic risks of this investment, have adequate means of providing for their current needs, and have no need for liquidity in this investment.

(g) They have evaluated the high risks of investing in the CBQI Shares and have such knowledge and experience in financial and business matters in general and in particular with respect to this type of investment that they are capable of evaluating the merits and risks of an investment in the CBQI Shares.

(h) They have been given the opportunity to ask questions of and receive answers from CBQI concerning the terms and conditions of this investment, and to obtain additional information necessary to verify the accuracy of the information they desired in order to evaluate their investment, and in evaluating the suitability of an investment in the CBQI Shares have not relied upon any representations or other information (whether oral or written) other than that furnished to them by CBQI or the representatives of CBQI.

(i) They have had the opportunity to discuss with their professional, legal, tax and financial advisers the suitability of an investment in the CBQI Shares for its particular tax and financial situation and all information that they have provided to CBQI concerning themselves and their financial position is correct and complete as of the date set forth below.

(j) In making the decision to purchase the CBQI Shares they have relied solely upon independent investigations made by them or on their behalf.

(k) They are acquiring the CBQI Shares solely for their own account, for investment purposes only, and are not purchasing with a view to, or for, the resale, distribution, subdivision or fractionalization thereof.

                                   ARTICLE III
                                  MISCELLANEOUS

3.1. Entire Agreement; Modification. This Agreement sets forth and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises, warranties, covenants and representations made by any party to the other concerning the subject matter hereof and the terms applicable hereto. This Agreement may not be released, discharged, amended or modified in any manner except by an instrument in writing signed by duly authorized representations of the parties hereto.

3.2. Severability. The invalidity or unenforceabilty of one or more provisions of this Agreement shall not affect the validity or enforceability of any of the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions are omitted.

3.3. Governing Law. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Texas.

3.4. Waivers. The failure of any party hereto to insist, in any one or more instances, upon the performance of any of the terms, covenants or conditions of this Agreement or to otherwise exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant or condition or the future exercise of such right, but the obligations of the party with respect to such future performance shall continue in full force and effect.

3.5. Headings. The headings in the articles, section and paragraphs used in this Agreement are included for convenience only and are not to be used in construing or interpreting this Agreement.

3.6. Notice. All notices, demands, or requests hereunder shall be in writing and served either personally, by certified mail, return receipt requested, by Federal Express or other reputable overnight courier, or by facsimile, as follows:

If to CBQI:

CBQ, Inc.
4851 Keller Springs Rd., Ste. 213
Dallas TX 75248
(972) 732 1169: FAX

If to POECC or the Shareholders:

Priority One Electronic Commerce Corporation
c/o Mr. Sidney Lieberman
8699 Egret Isle Terrace
Lake Worth FL   33467
(561) 964 1233: FAX

3.7. Successor and Assigns. This Agreement, and each and every provision thereof, shall be binding upon and shall inure to the benefit of the parties, their respective successors, successors-in-title, heirs and assigns, and each and every successor-in-interest to any party, whether such successor acquires such interest by way of gift, purchase, foreclosure, or by any other legal method, who shall hold such interest subject to all the terms and conditions of this Agreement.

3.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

3.9. Attorneys' Fees. In the event of any dispute with respect to this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and other costs and expenses incurred in resolving such dispute.

3.10. Expenses. Each party shall pay the expenses incurred by them under or in connection with this Agreement, including counsel fees and expenses of their respective representatives.

3.11. Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of CBQI, PEOC and the Shareholders contained in this Agreement shall survive the execution hereof, and shall be unaffected by any investigation made by any party at any time.

3.12. Further Assurances. At any time and from time to time after the date of this Agreement, each party shall execute such additional instruments and take such other and further action as may be reasonably requested by any other party or otherwise to carry out the intent and purpose of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered the date first above written.

CBQ, INC., a Colorado corporation


By: /s/ Michael Sheriff
Michael Sheriff, CEO

PRIORITY ONE ELECTRONIC COMMERCE CORPORATION, a Pennsylvania corporation

By: /s/ Sidney Lieberman
Sidney Lieberman, President

SHAREHOLDERS:

Sidney Lieberman Revocable Trust              Lenora J. Spera Trust

By: /s/ Sidney Lieberman                      By: /s/ Sidney Lieberman
Trustee                                       Trustee

Howard Frank, Individually                    Bernie Roemmele, Individually

/s/ Howard Frank                              /s/ Bernie Roemmele
Howard Frank                                  Bernie Roemmele

Randall King, Individually                    Timothy Classen, Individually

/s/ Randall King                              /s/ Timothy Classen
Randall King                                  Timothy Classen

Richard Bergey, Individually                  Barbara Riehl, Individually

/s/ Richard Bergey                            /s/ Barbara Riehl
Richard Bergey                                Barbara Riehl

                                  Exhibit 10.3
                (Global Logistics Partners Acquisition Contract)


                              AGREEMENT OF PURCHASE

This plan and agreement of purchase (Plan) has been entered into in Dallas, Texas, this 11th day of May, 1999, between CBQ, Inc., a Colorado corporation referred to in this Agreement as either the Purchaser or CBQ, and Global Logistics Partners, L.L.C., a Texas corporation sometimes referred to in this agreement as Global or Seller.

CBQ will acquire (at the Closing) from Global 19% of the issued and outstanding capital stock of Global Logistics Partners, L.L.C. in exchange for shares of voting stock of CBQ.

                                    ARTICLE I
                        EXCHANGE OF VOTING CAPITAL STOCK

1.01. Transfer and Delivery of Global Logistics Partners, L.L.C. Shares. At the closing Global will Issue and deliver to CBQ certificates evidencing 19% of the issued and outstanding Capital stock of Global Logistics Partners, L.L.C., in the name of CBQ, Inc.

1.02. Issuance and Delivery of CBQ Shares. In exchange for the transfer by Global to CBQ of 19% of the issued and outstanding Global Logistics Partners, L.L.C. capital shares hereunder, CBQ will forthwith cause to be issued and delivered to the Global 4,233,200 restricted common shares of CBQ (Collectively, the CBQ Shares).

1.03. Additional Consideration for Issuance of CBQ Shares. As additional consideration for CBQ entering into this agreement Rick Williamson (the President and Major Shareholder of Global Logistics Partners, L.L.C.) agrees to sit on the Board of Directors of CBQ, Inc., and to be appointed as President/CEO of CBQ and its Subsidiary Cyberquest, Inc., (a Colorado Corporation.). In addition he will form a management team which will include a CFO, Sales Manager, and additional management personnel to cover all aspects of building CBQ and BID4IT into a world class Internet auction site for Business to Business transactions. CBQ shall make additional seats available on its Board of Directors for nominees selected by Mr. Williamson. Mr. Williamson shall fund (through loans or equity investments) the on going operations of CBQ.

1.04. Closing Date. The Closing Date will be May 10, 1999 at 4:00 PM at the offices of CBQ in Dallas, Texas unless otherwise determined by Mutual agreement.

                                   ARTICLE II
    REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS AND ACQUIRED CORPORATION

2.01. Organization and Standing. Global Logistics Partners, L.L.C. is a corporation duly organized, validly existing and in good standing under the laws of Texas, with all Corporate powers necessary to own property and carry on its business as it is now being conducted. Copies of the articles of incorporation and bylaws of Global Logistics Partners, L.L.C. delivered to Purchaser herewith are complete and accurate as of the Closing Date.

2.02. Capitalization. Global Logistics Partners, L.L.C. has an outstanding capitalization, which is all in the hands of the Shareholders, all of which has been fully paid for and is non assessable. There are no outstanding subscriptions, options, contracts, commitments or demands relating to the capital stock of Global Logistics Partners, L.L.C. or any other agreements of any character under which Global Logistics Partners, L.L.C. or the Shareholders would be obligated to issue or purchase shares of Global Logistics Partners, L.L.C. capital stock, except as described and disclosed on Exhibit 1 to this Agreement.

2.03. Litigation. Global Logistics Partners, L.L.C. is not a party to, nor has it been threatened with, any litigation or governmental proceeding that, if decided adversely to it, would have a material and adverse effect on its operations or business, or on the financial condition, net worth, prospects or business of Global Logistics Partners, L.L.C. To the best of the Global Logistics Partners, L.L.C.'s knowledge, it is not aware of any facts that might result in any action, suit or other proceeding that would result in any material and adverse change in the business or financial condition of Global Logistics Partners, L.L.C.

2.04. Compliance with Law and Instruments. The business and operations of Global Logistics Partners, L.L.C. are not infringing on or otherwise acting adversely to any copyrights, trademark rights, patent rights or licenses owned by any other person, and there is not any pending claim or threatened action with respect to such rights. Global Logistics Partners, L.L.C. is not obligated to make any payments in the form of royalties, fees or otherwise to any owner of any patent, trademark, trade name or copyright, except as set forth on Exhibit 2.

2.05. Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of Global Logistics Partners, L.L.C. and the Shareholders in accordance with its terms. No provision of the articles of incorporation, bylaws, minutes, share certificates or contracts prevents Global Logistics Partners, L.L.C. and/or the Shareholders from delivering the Global Logistics Partners, L.L.C. shares to CBQ in the manner contemplated under the Plan.

2.06. Taxes. Global Logistics Partners, L.L.C. has filed all income tax returns and, in each jurisdiction where qualified or incorporated, all income tax and franchise tax returns that are required to be filed. Global Logistics Partners, L.L.C. has paid all taxes as shown on the returns as have become due, and has paid all assessments received that have become due.

2.07. Brokers. All negotiations on the part of Global Logistics Partners, L.L.C. and the Shareholders related to the Plan have been accomplished solely by Global Logistics Partners, L.L.C. and the Shareholders without the assistance of any person employed as a broker or finder. Global Logistics Partners, L.L.C. and the Shareholders have done nothing to give rise to any valid claims for a broker's commission, finder's fee or any similar charge.

2.08. Full Disclosure. As of the Closing Date, Global Logistics Partners, L.L.C. and the Shareholders have disclosed all events, conditions and facts materially affecting the business and prospects of Global Logistics Partners, L.L.C. The Shareholders and Global Logistics Partners, L.L.C. have not withheld knowledge of any event, condition or fact that they have reasonable grounds to know may materially affect the business and prospects of Global Logistics Partners, L.L.C. None of the representations and warranties made by the Shareholders or Global Logistics Partners, L.L.C. in this Agreement or in any instrument, writing or other document furnished to CBQ contains any untrue statement of a material fact, or fails to state a material fact.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

3.01. Organization and Standing. CBQ is a corporation duly organized, validly existing and in good standing under the laws of Colorado, with all corporate powers necessary to own property and carry on its business as it is now being conducted. Copies of the articles of incorporation and bylaws of CBQ delivered to Global Logistics Partners, L.L.C. herewith are complete and accurate as of the Closing Date. Global Logistics Partners has reviewed the latest 10KSB as filed by CBQ for the period ended 12/31/98.

3.02. Subsidiaries. CBQ has subsidiaries.

3.03. Capitalization. The Capital structure of CBQ, Inc., is as set out in the 10KSB as filed for the period ending 12/31/98.

3.04. Due Delivery. The CBQ Shares issued to Global Logistics Partners LLC have been validly authorized and issued and are fully paid for and non assessable. No CBQ shareholder has any preemptive right of subscription or purchase with respect to these shares.

3.05. Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of CBQ in accordance with its terms. No provision of the articles of incorporation, bylaws, minutes, share certificates or contracts prevents CBQ from delivering the CBQ shares in the manner contemplated under the Plan.

3.06. Brokers. All negotiations on the part of CBQ related to the Plan have been accomplished solely by CBQ without the assistance of any person employed as a broker or finder. CBQ has done nothing to give rise to any valid claims for a broker's commission, finder's fee or any similar charge.

3.07. Full Disclosure. As of the Closing Date, CBQ has disclosed all events, conditions and facts materially affecting the business and prospects of CBQ, and CBQ has not withheld knowledge of any event condition or fact that it has reasonable grounds to know may materially affect the business and prospects of CBQ. None of the representations and warranties made by CBQ in this Agreement or in any instrument, writing or other document furnished to Global Logistics Partners, L.L.C. contains any untrue statement of a material fact, or fails to state a material fact.

                                   ARTICLE IV
                      SURVIVAL OF WARRANTIES AND WARRANTIES

4.01. Nature and Survival of Representations and Warranties. All statements of fact contained in this Agreement or in any memorandum, certificate, letter, document or other instrument delivered by or on behalf of any of the parties hereto to any other party pursuant to this Agreement shall be deemed representations and warranties made by the delivering party to the other parties under this Agreement. The covenants, representations and warranties of the parties shall survive the Closing Date for a period of one year, and then they shall lapse and be of no further effect.

4.02. Expenses. The parties to this Agreement shall pay their own expenses incurred hereunder and in regards of the transactions contemplated hereby, including, but not limited to, all fees and expenses of their respective counsel and accountants.

                                    ARTICLE V
                         COMPLIANCE WITH SECURITIES LAWS

5.01. Acknowledgments of the Shareholders. Global Logistics Partners LLC acknowledges, understands and agrees that: (a) The certificates representing the CBQ Shares will each bear a legend restricting transfer in accordance with the exemptions from registration under the Securities Act of 1933, as amended, which CBQ has relied upon in the issuance of the CBQ Shares. (b) The CBQ Shares have not been registered under the Securities Act of 1933, as amended, or any applicable state law (collectively, the Securities Act). (c) The CBQ Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act of 1933 or 1934. (d) The legal consequences of the foregoing mean that Global must bear the economic risk of the investment in the CBQ Shares for the requisite period of time. (e) No federal or state agency has made any finding or determination as to the fairness of an investment in CBQ, or any recommendation or endorsement of this investment.

                                   ARTICLE VI
                                  MISCELLANEOUS

6.01. Amendments. This Agreement may be amended or modified at any time, but only by an instrument in writing executed by Global Logistics Partners, L.L.C., and CBQ.

6.02. Waiver. Global Logistics Partners, L.L.C. and/or CBQ may, in writing, (a) extend the time for performance of any of the obligations of any other party to this Agreement, (b) waive any inaccuracies or misrepresentations contained in this Agreement or in any document delivered pursuant to this Agreement by any other party and/or (c) waive compliance with any of the covenants, or performance of any obligations, contained in this Agreement by any other party.

6.03. Assignment. (a) Neither this Agreement nor any right created hereby shall be assignable by any party without the prior written consent of the other parties, except by the laws of succession. (b) This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their permitted successors and assigns, any rights or remedies under this Agreement.

6.04. Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, or to the party individually when deposited in the U.S. Mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, or when delivered via facsimile; provided, however, that the communication is addressed as follows:

in case of Global Logistics Partners, L.L.C. and the Shareholders:

   6300 Ridglea Place
   Suite 600
   Fort Worth, TX  76116; (817) 737-6100;  and

in case of CBQ:

   4851 Keller Springs Rd.
   Suite. 213
   Addison, Texas 75001; (972) 732-1100

6.05. Headings. Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.06. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof. It may be executed in any number of counterparts, but the aggregates of such counterparts constitute only one and the same instrument.

6.07. Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if it never contained any such invalid, illegal or unenforceable provisions.

6.08. Controlling Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Texas, and venue for any lawsuit shall be in Dallas County, Texas.

6.09. Attorney's Fees. If any action at law or in equity, including any action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party. The attorney's fees may be ordered by the court in the trial of any action described in this paragraph or may be enforced in a separate action brought for determining attorney's fees.

6.10. Specific Performance. The parties declare that it is impossible to measure in money the damages that will accrue to a party or its successors as a result of any other parties' failure to perform any of the obligations under this Agreement; therefore, if a party or its successor institutes any action or proceeding to enforce the provisions of this Agreement, any party opposing such action or proceeding agrees that specific performance may be sought and obtained for any breach of this Agreement.

6.11. Arbitration. Any dispute relating to the interpretation or performance of this Agreement shall be resolved at the request of either party through binding arbitration. Arbitration shall be conducted in Dallas, Texas in accordance with the then-existing rules of the American Arbitration Association. Judgment upon any award by the arbitrators may be entered by any state or federal court having jurisdiction. It is the intent of the parties to this Agreement that to arbitrate be irrevocable.


Purchaser: CBQ, Inc.:

By: /s/ Michael L. Sheriff
    Michael L. Sheriff, CEO


Seller: Global Logistics Partners, L.L.C.


By: /s/ Rick Williamson
Name: Rick Williamson

Title: President

PERIOD-TYPE                                3-MOS
FISCAL-YEAR-END                          DEC-31-1999
PERIOD-START                             JAN-01-1999
PERIOD-END                               MAR-31-1999
CASH                                          22,418
SECURITIES                                         0
RECEIVABLES                                    9,898
ALLOWANCES                                         0
INVENTORY                                          0
CURRENT-ASSETS                                39,574
PP&E                                         225,709
DEPRECIATION                                  65,960
TOTAL-ASSETS                                 528,466
CURRENT-LIABILITIES                          225,345
BONDS                                              0
PREFERRED-MANDATORY                                0
PREFERRED                                         70
COMMON                                         3,640
OTHER-SE                                     132,116
TOTAL-LIABILITY-AND-EQUITY                   528,466
SALES                                         18,852
TOTAL-REVENUES                                18,852
CGS                                                0
TOTAL-COSTS                                  155,421
OTHER-EXPENSES                                     0
LOSS-PROVISION                                     0
INTEREST-EXPENSE                               1,847
INCOME-PRETAX                              (136,569)
INCOME-TAX                                         0
INCOME-CONTINUING                          (136,569)
DISCONTINUED                                       0
EXTRAORDINARY                                      0
CHANGES                                            0
NET-INCOME                                 (136,569)
EPS-PRIMARY                                   (.001)
EPS-DILUTED                                   (.001)